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                                   EXHIBIT 23










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                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in this registration statement on Form S-1 of our report dated August 8, 1997, on our audits of the financial statements of Telmark Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."





                                                        COOPERS & LYBRAND L.L.P.







Syracuse, New York
August 26, 1997



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                               CONSENT OF COUNSEL


         The consent of David M. Hayes, legal counsel to the Company, is included in his opinion, a copy of which is filed as Exhibit 5.